Exhibit 11

                      COMPUTATION OF LOSS PER COMMON SHARE
                                   (unaudited)



                                                                 For the three months                For the six months
                                                                         ended                              ended
                                                                       March 31                           March 31
                                                               -------------------------------    -------------------------------
                                                                        1999           1998             1999              1998
                                                                        ----           ----             ----              ----
Basic Loss per share:
Net loss                                                              $(216,727)     $ (68,306)       $(204,923)         $(78,176)
Less Cumulative Preferred Stock
   Dividends                                                             31,250         11,986           62,500            11,986
Income available to Common
   Stockholders                                                        (247,977)       (80,292)        (267,423)          (90,162)
                                                                      ---------       --------        ---------          --------
   Weighted-average number of
     Common shares outstanding                                        9,358,909      6,798,637        8,504,500         6,791,435
                                                                      ---------      ---------        ---------         ---------

Basic Loss per share                                                 $  (.03)        $ (.01)          $  (.03)           $ (.01)

Diluted Loss per share (Note)                                        $  (.03)        $ (.01)          $  (.03)           $ (.01)



Note

     For the three-month and six-month periods ended March 31, 1999 and 1998, diluted EPS does not include the assumed conversion of option, warrants and preferred stock due to an antidilutive impact.